Exhibit 2
                                                            Page 11 of 11 Pages


                                        Directors AND EXECUTIVE OFFICERS OF
                                              SBC INTERNATIONAL, Inc.
                                              As of October 31, 2002




Name                                 Present Principal Occupation or Employment

  DIRECTORS

Drew A. Roy                                          Chairman of the Board
James W. Callaway                                    Director
Karen E. Jennings                                    Director
James S. Kahan                                       Director
Wayne Watts                                          Director



  OFFICERS

Drew A. Roy                              Chairman of the Board
Lloyd E. Kelley                          President - Europe
Richard McCormick                        President SBCI-Taiwan
Shawn McKenzie                           President - Telkom South Africa
Mark Royse                               President SBCI - Mexico
James N. Wilson                          President SBCI-Denmark
James S. Kahan                           Executive Vice President - Development
Wayne Watts                              Senior Vice President and Secretary
Jonathan Klug                            Vice President - Finance
Rick L. Moore                            Vice President - Development
John J. Stephens                         Vice President - Taxes
Michael J. Viola                         Treasurer
Kristin J. Blomquist                     Assistant Secretary
Jim G. McGuire                           Assistant Treasurer